UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2008

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On December 17, 2008, Southwest Gas Corporation issued a press release announcing that it completed its tender offer to purchase for cash up to $75 million aggregate principal amount of the Industrial Development Revenue Bonds (Southwest Gas Corporation Project) and the Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) originally issued by Clark County, Nevada, a political subdivision of the State of Nevada.  As of 5:00 pm, New York City time, on December 16, 2008, the expiration date for the Offer, Southwest accepted $74,945,000 in aggregate principal amount of the Bonds tendered in the Offer pursuant to the Offer to Purchase for an aggregate of $57,744,231 in tender offer consideration (including accrued and unpaid interest).  The net gain on Bonds purchased and cancelled will be deferred and recorded as a regulatory liability and accreted to income in future periods.

A copy of Southwest Gas Corporation’s press release regarding the completed tender offer is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.            Description

99.1	Press Release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: December 17, 2008
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated December 17, 2008.